Exhibit 99.1

OneMedPlace Initiates Research Coverage on Biovest and BiovaxID® Personalized Lymphoma Vaccine

TAMPA, FL and MINNEAPOLIS, MN – February 1, 2012 – Biovest International, Inc. (OTCQB: “BVTI”), a majority-owned subsidiary of Accentia Biopharmaceuticals, Inc. (OTCQB: “ABPI”), today announced that OneMedPlace, a biotechnology-focused research and media organization engaged by Biovest, has initiated research coverage on Biovest. The new report, issued this week by Dr. Malini Chatterjee, Ph.D., discusses the anticipated regulatory pathway and market opportunity for BiovaxID®, Biovest’s personalized cancer vaccine for the treatment of certain B-cell subtypes of non-Hodgkin’s lymphoma (NHL).

Dr. Chatterjee’s report forecasts that, “Over the next several months, BVTI’s market position and stock profile could change dramatically as the company prepares for key pre-filing regulatory meetings that will determine the approval pathway forward for its personalized cancer vaccine targeting the treatment of follicular lymphoma (FL), an incurable form of NHL blood cancer. Assuming positive upcoming meetings with various U.S. and international regulatory agencies including Health Canada, FDA (US) and EMA (EU), BVTI will likely apply for licensure of their active immunotherapy vaccine in 2012, seeking approval for BiovaxID® for the treatment of indolent FL.”

Biovest’s Senior Vice President, Product Development & Regulatory Affairs, Dr. Carlos F. Santos, Ph.D., further elaborated on the Company’s regulatory strategy yesterday at the Phacilitate Vaccine Forum Washington 2012, stating, “We have started the process of meeting with regulators, and over the next few months, we expect to report on the outcomes from multiple BiovaxID clinical pre-filing meetings including with Health Canada, the EMA, individual EU national agencies, and the FDA. The guidance and recommendations received at these meetings will determine the next steps in seeking approvals for BiovaxID.”

The complete OneMedPlace Biovest Report can be accessed in the Media Center at Biovest’s corporate website at: http://www.biovest.com/investor-relations/media-center

About Biovest International, Inc.

Biovest International, Inc. is an emerging leader in the field of active personalized immunotherapies. In collaboration with the National Cancer Institute, Biovest has developed a patient-specific, cancer vaccine, BiovaxID®, with three clinical trials completed, including a Phase III study, demonstrating evidence of safety and efficacy for the treatment of indolent follicular non-Hodgkin’s lymphoma.

Headquartered in Tampa, Florida with its bio-manufacturing facility based in Minneapolis, Minnesota, Biovest is publicly-traded on the OTCQB™ Market with the stock-ticker symbol “BVTI”, and is a majority-owned subsidiary of Accentia Biopharmaceuticals, Inc. (OTCQB: “ABPI”).

Biovest International, Inc. Corporate Contact:

Douglas Calder, Vice President, Strategic Planning & Capital Markets

Phone: (813) 864-2558 / Email: dwcalder@biovest.com

For further information, please visit: http://www.biovest.com

Forward-Looking Statements:

Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to statements about BiovaxID®, AutovaxID®, events occurring after dates hereof, and any other statements relating to products, product candidates, product development programs, the FDA or clinical study process including the commencement, process, or completion of clinical trials or the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions, and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Biovest to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Biovest undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. The product names used in this statement are for identification purposes only. All trademarks and registered trademarks are the property of their respective owners.